Exhibit 10.4

VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the “Agreement”) is entered into as of June 11, 2010, in 1-D-1008 Yuanjing Garden, Longxiang Avenue, Longgang District, Shenzhen City, Guangdong, People’s Republic of China (“PRC” or “China”), between and among Shenzhen Jun Long Culture Communication Co., Ltd. (the “Company” or “Party A”); the undersigned shareholders of Party A (individually and collectively, the “Shareholder”); and Shenzhen Zhonghefangda Network Technology Co., Ltd. (“Party B”). Party A, Party B and the Shareholder are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

A.           Party A is engaged in the business of internet café chain store service; development of computer network hardware; distribution of cultural items; calligraphy and painting artwork exhibition planning, art and cultural activities planning, cultural and courtesy planning, starting businesses; domestic commerce; advertising etc. Party B has expertise in consulting, and Party B has entered into one or more agreements with Party A to provide Party A with various management, technical, administrative, consulting and other services.

B.           The individuals collectively referred to herein as the “Shareholder” together hold 100% of the issued and outstanding equity interests of the Company (the “Equity Interest”).

C.           The Shareholder desires to grant to Party B a proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of good and valuable consideration, the receipt of which is hereby acknowledged and agreed by Party B.

AGREEMENT

NOW THEREFORE, the Parties agree as follows:

1.           The Shareholder hereby agrees to irrevocably grant and entrust Party B, for the maximum period of time permitted by law, with all of her voting rights as shareholder of the Company. Party B shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Company.

2.           Party B may establish and amend rules to govern how Party B shall exercise the powers granted by the Shareholder herein, including, but not limited to the number or percentage of directors of Party B which shall be required to authorize the exercise of the voting rights granted by the Shareholder, and Party B shall only proceed in accordance with such rules.

3.           The Shareholder shall not transfer or cause to be transferred the Equity Interest to any party (other than Party B or a designee of Party B).

4.           This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party’s action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party’s duly authorized representatives. This Agreement shall take effect upon the execution of this Agreement.

5.           Each Shareholder represents and warrants to Party B that such Shareholder owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted to any party, other than Party B, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder’s rights as a shareholder of Company. Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.

Execution Version

6.           This Agreement may not be terminated without the unanimous consent of all Parties, except that Party B may, by giving a thirty (30) day prior written notice to the Shareholder, terminate this Agreement, with or without cause.

7.           Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

8.           The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

9.           This Agreement shall be executed in two (2) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

10.          The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations. If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be determined by arbitration through China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with CIETAC arbitration rules. The arbitration shall be conducted in Beijing in English. The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

Execution Version

          IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representative.

PARTY A:	Shenzhen Jun Long Culture Communication Co., Ltd.

Legal/Authorized Representative: /s/ Guo Dishan
Name: Guo Dishan
Title: Chief Executive Officer

PARTY B:	Shenzhen Zhonghefangda Network Technology Co., Ltd.

Legal/Authorized Representative: /s/ Guo Dishan
Name: Guo Dishan
Title: Chief Executive Officer

Execution Version

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY A

SHAREHOLDERS OF PARTY A:

/s/ Guo Dishan
GUO Dishan
ID Card No.: 440301196405141912

/s/ Zeng Jinzhou
ZENG Jinzhou
ID Card No.: 362129197906264218

/s/ Wang Xiaofen
WANG Xiaofen
ID Card No.: 440307197506181529